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                                                  Exhibit 5






                                                  June 19, 1996


     The Brooklyn Union Gas Company,
        One MetroTech Center,
           Brooklyn, New York  11201-3850.


     Dear Sirs:
               In connection with the registration under the Securities Act of 1933 (the "Act") of 1,500,000 shares (the "Securities") of Common Stock, par value $.33 1/3 per share, of The Brooklyn Union Gas Company (the "Company"), a New York corporation, to be offered to employees under the Company's Long-Term Performance Incentive Compensation Plan (the "Plan"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement on Form S-8 relating to the Securities (the "Registration Statement") has become effective under the Act and the Securities have been duly issued and sold pursuant to the terms and conditions of the Plan, the Securities will be validly issued, fully paid and nonassessable by the Company.
               The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
               Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,
                                        /s/Sullivan & Cromwell
                                           SULLIVAN & CROMWELL